UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

HYPERION THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Hyperion Therapeutics, Inc., which will be held on May 29, 2013, at 8:30 a.m., Pacific Time, at our corporate headquarters, located at 601 Gateway Blvd., Suite 940, South San Francisco, California 94080.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting.

The Board of Directors of Hyperion Therapeutics, Inc. has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Hyperion Therapeutics, Inc. and its stockholders and unanimously recommends a vote “FOR” all such matters considered at the Annual Meeting.

Please promptly complete, sign and return the enclosed proxy card by mail or submit your voting instructions by telephone or Internet whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Hyperion Therapeutics, Inc., we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Donald J. Santel

President and Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT (650) 745-7802

HYPERION THERAPEUTICS, INC.

601 Gateway Boulevard, Suite 200

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Wednesday, May 29, 2013

TIME	8:30 A.M. Pacific Time

PLACE	601 Gateway Blvd., Suite 940 South San Francisco, California 94080

ITEMS OF BUSINESS	(1) Election of the two nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term;

(2) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(3) Consideration of any other business properly brought before the meeting, and any adjournment or postponement thereof.

RECORD DATE	The record date for the Annual Meeting is April 12, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

PROXY VOTING	You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Jeffrey S. Farrow

Chief Financial Officer and Secretary

South San Francisco, California

April 22, 2013

i

HYPERION THERAPEUTICS, INC.

601 Gateway Boulevard, Suite 200

South San Francisco, CA 94080

(650) 745-7802

PROXY STATEMENT FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 29, 2013

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors, or the Board, of Hyperion Therapeutics, Inc. is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders. This proxy statement and proxy card is being mailed to stockholders on or about April 22, 2013. As used in this proxy statement, “we,” “us” and “our” refer to Hyperion Therapeutics, Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 12, 2013, will be entitled to vote at the Annual Meeting. On this date, there were 20,010,416 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 12, 2013, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 12, 2013, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or vote by proxy over the telephone or the Internet as instructed below. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Accordingly, the two nominees receiving the most “FOR” votes will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Similarly, broker non-votes will have no effect on the vote.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. Proposal 1 is considered “non-routine” and Proposal 2 is considered “routine” under The NASDAQ Stock Market LLC, or Nasdaq, listing rules.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 12, 2013.

What does it mean if I receive more than one proxy card?

You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	“FOR” the election of the two nominees to the Board; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-894-0537 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and account number from the enclosed proxy card. Your vote must be received by 11:59 P.M., Eastern Time on May 28, 2013, to be counted.

•

To vote on the Internet, go to www.cstproxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and account number from the enclosed proxy card. Your vote must be received by 11:59 P.M., Eastern Time on May 28, 2013, to be counted.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” Proposals 1 and 2 as set forth in the Notice of Annual Meeting of Stockholders.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than that listed in the Notice of Annual Meeting of Stockholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

May I change my vote after submitting my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;

•	submit a signed proxy card bearing a later date;

•	enter a new vote over the Internet or by telephone; or

•	attend and vote in person at the Annual Meeting.

If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

How can I find the voting results from the Annual Meeting?

Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than June 3, 2013. If final voting results are not available by June 3, 2013, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2014 Annual Meeting of Stockholders?

If you wish to submit proposals to be included in our proxy statement for the 2014 Annual Meeting of Stockholders, we must receive them on or before December 23, 2013, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission, or the SEC. Nothing in this paragraph shall be deemed to require us to include in its proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. If you wish to submit a proposal that is not to be included in next year’s proxy statement or to nominate a director, you must provide specified information to our Secretary at c/o Hyperion Therapeutics, Inc., 601 Gateway Boulevard, Suite 200, South San Francisco, CA 94080 between January 29, 2014 and February 28, 2014.

In addition, under our amended and restated bylaws, if you wish to nominate a director for the 2014 annual meeting of stockholders, the following criteria must be met: (i) you must be a stockholder of record; (ii) you must have given timely notice in writing to our Secretary; and (iii) your notice must contain specific information required in Article II of our amended and restated bylaws. For additional information about our director nomination requirements, please see our amended and restated bylaws.

Obtaining an Annual Report on Form 10-K

We will provide a copy of our 2012 Annual Report on Form 10-K/A without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Jeffrey Farrow, Secretary, Hyperion Therapeutics, Inc., 601 Gateway Boulevard, Suite 200, South San Francisco, CA 94080. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 29, 2013.

This Proxy Statement and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012 (including amendments thereto), are available free of charge at http://www.cstproxy.com/hyperiontx/2013.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board comprises eight directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Two classes consist of three directors and one class consists of two directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

Upon the recommendation of the nominating and corporate governance committee, our Board has nominated the two individuals listed in the table below for election as directors at the Annual Meeting. If you elect the nominees listed below, they will hold office until the annual meeting of stockholders in 2016 or until their successors have been duly elected and qualified. All nominees are currently serving on our Board.

There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Name	Age(1)	Term Expires	Position(s) Held	Director Since
Bijan Salehizadeh, M.D.	40	2016	Director	2007
Donald J. Santel	52	2016	Chief Executive Officer, President and Director	2007

(1)	Age as of April 1, 2013.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Information About Our Board of Directors

Set forth below are the names, ages, principal occupations, and business experience, as well as their prior service on the Board, if any, for the remaining members of our Board whose terms continue beyond the Annual Meeting. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Name	Age(1)	Term Expires	Position(s) Held	Director Since
James I. Healy, M.D., Ph.D.	47	2014	Chairman of the Board; Director	2006
Jake R. Nunn	42	2014	Director	2009
Lota S. Zoth	53	2014	Director	2008
David W. Gryska	57	2015	Lead Director	2010
Bo Jesper Hansen, M.D., Ph.D.	54	2015	Director	2011
Daniel G. Welch	55	2015	Director	2012

(1)	Age as of April 1, 2013.

Nominees for Election

Bijan Salehizadeh, M.D. has been a member of our Board since August 2007. Dr. Salehizadeh currently serves as co-founder and Managing Director at NaviMed Capital Advisors LLC, a private investment firm focused on growth venture capital healthcare investments. Dr. Salehizadeh also serves as an advisor to Highland Capital Partners LLC, a venture capital firm. From September 2004 to August 2011, Dr. Salehizadeh was an investment professional at Highland Capital Partners, where he most recently served as General Partner. Dr. Salehizadeh focused on healthcare investments, primarily in medical products, healthcare services, and biopharmaceutical companies. Prior to this, Dr. Salehizadeh served in various positions at Medtronic and HealthCentral. Dr. Salehizadeh currently serves on the board of directors of several private healthcare companies. Dr. Salehizadeh received an M.D. and an M.S. in Health Policy from Columbia University, an M.B.A. from Harvard Business School and an A.B. in Molecular Biology from Princeton University. Our board believes that Dr. Salehizadeh’s experience in investing in healthcare and life sciences companies, as well as his medical background, provides him with the qualifications and skills to serve as a director.

Donald J. Santel has served as our Chief Executive Officer since June 2008. Mr. Santel has been a member of our Board since March 2007. Previously, Mr. Santel was a member of the board of directors and the Chief Executive Officer of CoTherix, Inc., a biopharmaceutical company he co-founded in 2000 and brought public in 2004, where he was responsible for the oversight of all aspects of the business and led the sale of the company to Actelion in January 2007. Prior to joining CoTherix, Mr. Santel was employed by or consultant to several medical device companies, including Reflow, Inc., Cardiac Pathways Corporation and Medtronic, Inc. Mr. Santel previously served on the board of directors and the audit and compensation committees of Anthera Pharmaceuticals, Inc. and as a director of ChemGenex Pharmaceuticals, Inc. Mr. Santel holds an M.S. in electrical engineering from the University of Minnesota and a B.S.E. in biomedical engineering from Purdue University.

Continuing Directors

James I. Healy, M.D., Ph.D. has been a member of our Board since 2006 and Chairman of our Board since July 2009. Dr. Healy has been a General Partner of Sofinnova Ventures, a venture capital firm, since June 2000. Prior to June 2000, Dr. Healy held various positions at Sanderling Ventures, Bayer Healthcare Pharmaceuticals (as successor to Miles Laboratories) and ISTA Pharmaceuticals, Inc. Dr. Healy is currently on the board of directors of Amarin Corporation plc, Anthera Pharmaceuticals, Inc., InterMune, Inc., and several private companies. Previously, he served as a board member of CoTherix, Inc. and Movetis NV and several private companies. Dr. Healy holds an M.D. and a Ph.D. in Immunology from the Stanford School of Medicine and holds a B.A. in molecular biology and a B.A. in Scandinavian Studies from the University of California at Berkeley. Dr. Healy’s experience in the pharmaceutical industries and investing in life sciences companies, as well as his medical and scientific background, provide him with the qualifications and skills to serve as a director.

Jake R. Nunn has been a member of our Board since April 2009. Mr. Nunn joined New Enterprise Associates, Inc., a venture capital firm, in 2006 as a Partner, where he focuses on later-stage specialty pharmaceuticals, biotechnology and medical device investments. From January 2001 to June 2006, Mr. Nunn served as a Partner and an analyst for the MPM BioEquities Fund, a public life sciences fund at MPM Capital, L.P., a private equity firm, where he specialized in life sciences investing. Previously, Mr. Nunn was a healthcare research analyst and portfolio manager at Franklin Templeton Investments and an investment banker with Alex, Brown & Sons. Mr. Nunn is currently on the boards of directors at Transcept Pharmaceuticals, Inc. and three private companies. Mr. Nunn received an M.B.A. from the Stanford University Graduate School of Business and an A.B. in Economics from Dartmouth College. Mr. Nunn holds the Chartered Financial Analyst designation, and is a member of the CFA Society of San Francisco. Mr. Nunn’s experience in investing in life sciences, later-stage specialty pharmaceuticals, biotechnology and medical device investments, as well as his business and educational background, provides him with the qualifications and skills to serve as director.

Lota S. Zoth has been a member of our Board since April 2008. Ms. Zoth served as Senior Vice President and Chief Financial Officer of MedImmune, Inc. from April 2004 to July 2007 and also served as its Controller and Principal Accounting Officer. Prior to joining MedImmune in 2002, Ms. Zoth served as Senior Vice President, Corporate Controller and Principal Accounting Officer at PSINet Inc., Vice President, Corporate Controller and Chief Accounting Officer at Sodexho Marriott Services, Inc., Ms. Zoth also held senior management positions at Marriott International and PepsiCo, Inc. Ms. Zoth also served as an auditor at Ernst & Young, LLP and is a Certified Public Accountant. Ms. Zoth is a member of the boards of directors of Orexigen Therapeutics, Inc., NewLink Genetics Corporation, one private company and one non-profit organization. Ms. Zoth received a B.B.A. in accounting from Texas Tech University. Ms. Zoth’s experience as Chief Financial Officer, Controller and Principal Accounting Officer provided her valuable and relevant experience as a senior financial executive at life sciences and biotechnology companies dealing with financings, mergers, acquisitions and global expansion and other strategic transactions and provides her with the qualifications and skills to serve as a director.

David W. Gryska has been a member of our Board since November 2010. From May 2012 until December 2012, Mr. Gryska served as Chief Operating Officer of Myrexis Inc., a biotechnology company. From December 2006 to October 2010, Mr. Gryska served as Senior Vice President and Chief Financial Officer of Celgene Corporation, a biopharmaceutical company. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Prior to that time, Mr. Gryska held positions at Scios, Inc. and Cardiac Pathways Corporation and served as a partner at Ernst & Young LLP. Mr. Gryska currently serves as a member of the board of directors of Seattle Genetics, Inc. Mr. Gryska holds an M.B.A. from Golden Gate University and a B.A. in accounting and finance from Loyola University. Mr. Gryska is also a Certified Public Accountant. Mr. Gryska’s experience as Chief Financial Officer at Celgene, Scios, and Cardiac Pathways provided him valuable and relevant experience as a senior financial executive at life sciences and biotechnology companies dealing with financings, mergers, acquisitions and global expansion and other strategic transactions and provides him with the qualifications and skills to serve as a director. Additionally, Mr. Gryska has extensive knowledge of accounting principles and financial reporting rules and regulations, tax compliance and oversight of the financial reporting processes, which assists Mr. Gryska in fulfilling his duties as Lead Director and as a member of our Audit Committee.

Bo Jesper Hansen, M.D., Ph.D. has been a member of our Board since April 2011. Since January 2010, Dr. Hansen has served as chairman of the board of Swedish Orphan Biovitrum AB, a Swedish specialty pharmaceutical company focusing on rare diseases with unmet medical needs. Previously, Dr. Hansen held various positions in Swedish Orphan International AB from 1993 and was President and Chief Executive Officer of Swedish Orphan International Group of Companies from 1998 until the merger with Biovitrum in 2010. Prior to joining Swedish Orphan International AB, Dr. Hansen worked as a medical advisor for several of the largest pharmaceutical companies throughout the world, including Synthélabo, Pfizer, Inc., Pharmacia Corporation and Yamanouchi Pharmaceutical Co. Ltd. Dr. Hansen also founded the company Scandinavian Medical Research. Dr. Hansen is the chairman of the board of directors of Topotarget A/S and is a member of the boards of directors of two private companies. Dr. Hansen received an M.D. and a Ph.D. from the University of Copenhagen. Dr. Hansen’s experience includes international marketing and contract negotiations, extensive knowledge within regulatory, pharmacovigilance, medical marketing and business development and he has a strong network and close collaborations in the pharmaceutical industry in general and in the orphan drug area in particular, all of which provides him with the qualifications and skills to serve as director.

Daniel G. Welch has been a member of our Board since August 2012. Mr. Welch has served as Chairman of the board of directors at InterMune, Inc., a biotechnology company, since May 2008 and as President, Chief Executive Officer and a member of the board of directors of InterMune since September 2003. Prior to that time, Mr. Welch served as a consultant to Warburg Pincus LLC, a global private equity investment firm, as Chairman and Chief Executive Officer of Triangle Pharmaceuticals, Inc. and as President of the pharmaceutical division of Elan Corporation, PLC. Mr. Welch has served on the board of directors of Seattle Genetics, a biotechnology company, since 2007, and also serves on the board of directors of a private company. Mr. Welch holds a B.S. from the University of Miami and an M.B.A. from the University of North Carolina. Mr. Welch’s operational and strategic expertise in the global biotechnology and pharmaceutical markets provides him with the qualifications and skills to serve as a director.

Information About Our Executive Officers

The following table sets forth certain information about our executive officers who are not also directors.

Jeffrey S. Farrow has served as our Chief Financial Officer since July 2010 and served as our Vice President, Finance from February 2010 to June 2010. From May 2008 to December 2009, Mr. Farrow was Vice President, Finance at Evotec AG, a drug discovery and development company, where Mr. Farrow was responsible for Evotec’s corporate treasury function and compliance with the Sarbanes Oxley Act, as well as overseeing the finance and general & administrative functions of the company’s Renovis subsidiary. From January 2004 to May 2008, Mr. Farrow held various positions, with the most recent being Vice President, Finance and Chief Accounting Officer, at Renovis, Inc., a drug discovery and development company, which was acquired by Evotec AG in May 2008. While at Renovis Mr. Farrow was a key member of the management team responsible for the merger with Evotec, as well as Renovis’ initial public offering and secondary offering. Previously, Mr. Farrow held various positions over his seven years in the audit practice of KPMG LLP and was most recently a Senior Manager. Mr. Farrow holds a B.A. in Business Administration with a concentration in Corporate Finance from California State University at Fullerton.

Bruce F. Scharschmidt, M.D. has served as our Chief Medical Officer and Senior Vice President since April 2008. From April 2006 to April 2008, Dr. Scharschmidt served as Vice President of Scientific Affairs for NOVARTIS Vaccines, a division of NOVARTIS, a healthcare products company, where Dr. Scharschmidt was responsible for developing the clinical strategy for early-stage vaccines. From August 1996 to April 2006, Dr. Scharschmidt held senior positions at Chiron Corporation, including VP and head of clinical development for vaccines and therapeutics and as Vice President of Scientific Affairs in the Corporate Group, where he was involved in the strategic direction and management of key research and development programs including vaccines, therapeutics and blood testing. Before joining Chiron, Dr. Scharschmidt was Chief of Gastroenterology and Professor of Medicine at the University of California San Francisco and served as Editor-in-Chief of the Journal of Clinical Investigation and President of the American Society for Clinical Investigation. Dr. Scharschmidt received both his M.D. and undergraduate degree from Northwestern University as part of a six-year Honors Program in Medical Education. Dr. Scharschmidt completed his training in Internal Medicine and Gastroenterology at the University of California, San Francisco.

Klara A. Dickinson has served as our Senior Vice President, Regulatory Affairs and Compliance since October 2007. Previously, Ms. Dickinson spent three years with CoTherix, Inc. and was most recently Vice President, Regulatory Affairs and Healthcare Compliance Officer from January 2004 to January 2007. In that role, Ms. Dickinson led the filing of the NDA and label negotiations for the company’s initial product, Ventavis® (iloprost) Inhalation Solution. Prior to CoTherix, Inc., Ms. Dickinson held various positions at biopharmaceutical companies Scios, Inc. and DEY Laboratories, a subsidiary of Mylan, Inc. Ms. Dickinson holds a B.S. in Biology from the College of Great Falls in Montana and is certified by the Regulatory Affairs Certification Board.

Christine A. Nash has served as our Senior Vice President and Chief Commercial Officer since May 2012. From August 2008 until May 2012 she served as Vice President, Strategic Marketing and Corporate Business Development and she joined us in August 2007 as Senior Director, Marketing. From October 2004 to February 2007, Ms. Nash held various positions of increasing responsibility within the commercial organization at CoTherix, Inc. As Director of Marketing at CoTherix, Ms. Nash led all marketing and product support aspects for the launch of the company’s initial product, Ventavis® (iloprost) Inhalation Solution. Ms. Nash’s previous experience includes business development and product planning and management roles with Genesoft Pharmaceuticals Inc., Oncology Therapeutics Network, Eli Lilly and Company, and Imana, Inc. Ms. Nash holds an M.B.A and a B.A. with Honors in Public Policy, both from Stanford University.

Information About the Board of Directors and Corporate Governance

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time. The independent directors will meet in executive session without management and any non-independent directors at least quarterly. The lead director may call an executive session of the independent directors of the Board. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

The Board held 14 meetings during the year ended December 31, 2012. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that particular director served during such period.

It is our policy to encourage our directors to attend the Annual Meeting. As a newly public company, we did not hold an annual meeting of stockholders in 2012. It is currently anticipated that all members of the Board will be in attendance at the Annual Meeting.

Board of Directors Independence

Under the listing requirements and rules of Nasdaq, independent directors must compose a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that

Dr. Hansen, Messrs. Gryska, Salehizadeh and Welch and Ms. Zoth qualify as “independent” directors within the meaning of the Nasdaq rules. The Board has determined that Mr. Santel, by virtue of his employment with us, and Dr. Healy and Mr. Nunn, as affiliates of ours, are not independent directors. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2012, for each committee:

Name	Audit		Nominating and Corporate Governance		Compensation
David W. Gryska	X		X		X	*
Bo Jesper Hansen, M.D., Ph.D.	X		X		X
Daniel G. Welch			X	*
Lota S. Zoth**	X	*			X
Total meetings in 2012	6		2		7

*	Committee Chairman
**	Financial Expert

Audit Committee

The members of our audit committee are Dr. Hansen, Mr. Gryska and Ms. Zoth. Ms. Zoth serves as chair of the audit committee. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.hyperiontx.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Our Board has determined that all members of our audit committee are independent as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act.

In addition, our Board has determined that each member of the audit committee is financially literate and that Ms. Zoth qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our board has considered the formal education and nature and scope of her previous experience, coupled with past and present service on various audit committees.

The responsibilities of our audit committee include, among other things:

•

reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent registered public accounting firm and management and recommending to the board whether to include the financial statements in the annual reports filed with the SEC;

•	discussing the type of information to be disclosed and the type of presentation to be made regarding financial information and earnings guidance to analysts and ratings agencies;

•

overseeing our disclosure controls and procedures, including internal controls over our financial reporting, and reviewing and discussing our management’s periodic review of the effectiveness of our internal control over financial reporting;

•

reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, matters concerning the scope, adequacy and effectiveness of our financial controls, effects of alternative accounting principles generally accepted in the United States of America, methods on our financial statements and any correspondence or reports that raise issues with or could have a material effect on our financial statements;

•	retaining, appointing, setting compensation of and evaluating the performance, independence, internal quality control procedures and qualifications of our independent auditors;

•	reviewing and approving in advance the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	reviewing with our independent registered public accounting firm the planning and staffing of the audit, including the rotation requirements and other independence rules;

•	reviewing and, if acceptable, approving any related person transactions and waivers of the code of business conduct and ethics;

•	overseeing and discussing with management our policies with respect to risk assessment and risk management, and our significant financial and operational risk exposures;

•	setting policies for our hiring of employees or former employees of our independent registered public accounting firm;

•	reviewing and evaluating annually the composition and performance of the audit committee; and

•	reviewing and assessing the adequacy of our audit committee charter periodically.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012, with management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Hyperion Therapeutics, Inc.

Audit Committee

Lota S. Zoth, Chair

Bo Jesper Hansen, M.D., Ph.D.

David W. Gryska

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Hansen and Messrs. Gryska and Welch. Mr. Welch serves as chair of this committee. All members of our nominating and corporate governance committee are independent as independence is currently defined in Section 5605(a)(2) of the Nasdaq listing standards. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.hyperiontx.com.

The responsibilities of our nominating and corporate governance committee include, among other things:

•	identifying, considering and nominating candidates to serve on our Board;

•	developing and recommending the minimum qualifications for service on our Board;

•	overseeing the evaluation of the board and management on an annual basis;

•	considering nominations by stockholders of candidates for election to the Board;

•	reviewing annually the independence of the non-employee directors and members of the independent committees of the board;

•	developing and recommending to our Board a set of corporate governance guidelines, and reviewing and recommending to our Board any changes to such principles;

•	developing and recommending to our Board a code of business conduct and ethics, and reviewing and recommending to our Board any changes to the code; and

•	reviewing the adequacy of its charter, our corporate governance guidelines and our code of business conduct and ethics on an annual basis.

The nominating and corporate governance committee will consider qualified nominations for directors recommended by shareholders. All shareholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to the Secretary, c/o Hyperion Therapeutics, Inc., 601 Gateway Boulevard, Suite 200, South San Francisco, CA 94080. For additional information about our director nomination requirements, please see our Amended and Restated Bylaws.

Compensation Committee

The members of our compensation committee are Mr. Gryska, Dr. Hansen and Ms. Zoth. Mr. Gryska serves as chair of the compensation committee. All members of our compensation committee are independent as independence is currently defined in Section 5605(a)(2) of the Nasdaq listing standards and qualify as outside directors under Section 162(m) of the Code. The compensation committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.hyperiontx.com.

The responsibilities of our compensation committee include, among other things:

•	approving the compensation and other terms of employment of our chief executive officer, which are then reviewed and ratified by our Board;

•	approving or recommending to our Board the compensation and other terms of employment of our executive officers, other than the chief executive officer;

•

approving annually the corporate goals and objectives relevant to the compensation of our chief executive officer and assessing at least annually our chief executive officer’s performance against these goals and objectives;

•	reviewing annually our compensation strategy, including base salary, incentive compensation and equity-based grants, as well as adoption, modification or termination of this compensation;

•	evaluating at least annually and recommending to our Board the type and amount of compensation to be paid or awarded to non-employee board members;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing at least annually the adequacy of our compensation committee charter; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee.

In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our certificate of incorporation, Amended and Restated Bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, Nasdaq rules, and other applicable law.

In addition, pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The compensation committee engaged Compensia, Inc. as compensation advisors in 2012.

Compensation Committee Interlocks and Insider Participation.

Our compensation committee currently consists of Mr. Gryska, Dr. Hansen and Ms. Zoth. No member of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the last three years, as a member of the board of directors or compensation committee of any other entity that has one or more of its officers serving on our Board or compensation committee.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The positions of our chairman of the board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board.

Although our amended and restated bylaws do not require that our chairman and chief executive officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. The board recognizes that depending on the circumstances, other leadership models, such as combining the role of chairman with the role of chief executive officer, might be appropriate. Accordingly, the board may periodically review its leadership structure. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Our chairman of the board is Dr. Healy. Because Dr. Healy is not independent, we have designated Mr. Gryska as our lead director. The Board believes our leadership structure is appropriately balanced by the designation of a lead director role. The lead director is selected from among our independent directors. The lead director’s duties include: (i) presiding at all meetings of the Board at which our chairman is not present, including executive sessions of the independent directors; (ii) serving as liaison between management and the independent directors; (iii) calling meetings of the independent directors; (iv) consulting with the chairman in planning and setting schedules and agendas for board meetings to be held during the year; and (v) performing such other functions as the board may direct.

Our non-employee directors meet from time to time, but not less than twice per year, in executive sessions without any members of management present. In addition, the independent directors shall meet alone in executive session at no less than two regular meetings of the board each year. Additional executive sessions of the independent directors may be called at any time by the lead director, and shall be called by the lead director at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above, but the full Board has retained responsibility for general oversight of risks. The Board considers that our leadership structure facilitates the Board’s oversight of risk management and communication with management, because the Board has named a lead director with defined responsibilities including participation in planning meeting agendas. The lead director and each of the other directors are encouraged to raise matters at any time for Board and committee meetings. Additionally, our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Code of Ethics

We adopted a code of business conduct and ethics that applies to all of our employees, officers and directors including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.hyperiontx.com.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above. We have not amended or granted any waivers of a provision of our code of business conduct and ethics during 2012.

Stockholder Communications with Our Board of Directors

Stockholders wishing to communicate directly with our Board may send correspondence to Corporate Secretary, c/o Hyperion Therapeutics, Inc., 601 Gateway Boulevard, Suite 200, South San Francisco, CA 94080. Stockholders may also visit our website at www.hyperiontx.com and selected “Contact the Board” to communicate online with our Board.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2013. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects our independent auditors for the following fiscal year.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2013, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Pre-Approval Policies and Procedures

Our audit committee pre-approves all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the fees described below were approved by our audit committee.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2012 and December 31, 2011, respectively, we retained PricewaterhouseCoopers LLP to provide audit and other services. The following table represents aggregate fees billed or to be billed to us by PricewaterhouseCoopers LLP for services performed for the fiscal years ended December 31, 2012 and December 31, 2011:

	2012	2011
Audit Fees(1)	$935,993	$1,242,094
Audit-Related Fees(2)	—	—
Tax Fees(3)	15,000	20,000
All Other Fees(4)	1,800	1,800

Total	$952,793	$1,263,894

(1)

This category consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Related to the year ended December 31, 2012 and 2011, fees of $254,110 and $684,575, respectively were billed in connection with the filing of our Registration Statements on Form S-1.
(2)	This category consists of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category. We did not incur any fees in this category in the years ended December 31, 2012 or 2011.
(3)	This category consists of fees for professional services rendered for tax compliance and tax advice.
(4)	This category consists of fees for all other services other than those reported above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation paid to the Chief Executive Officer and President, the Chief Financial Officer and the three other most highly compensated executive officers (the “named executive officers”) for services during each of the last two completed fiscal years, as applicable.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Total ($)
Donald J. Santel	2012	430,000		65,000	888,022	258,000	1,641,022
Chief Executive Officer and President	2011	412,000		—	94,631	173,040	679,671
Jeffrey S. Farrow	2012	297,242		44,586	388,914	127,000	857,742
Chief Financial Officer	2011	272,750		—	126,383	85,388	484,521
Bruce F. Scharschmidt, M.D.	2012	349,979		52,497	414,407	155,000	971,883
Chief Medical Officer and Senior Vice President	2011	336,518		—	62,343	105,351	504,212
Klara A. Dickinson	2012	321,672		48,251	266,404	139,927	776,254
Senior Vice President, Regulatory Affairs and Compliance	2011	309,300		—	53,527	96,830	459,657

Christine A. Nash	2012	256,848	(4)	44,586	355,206	127,000	783,640
Senior Vice President and Chief Commercial Officer	2011	252,000		—	77,729	78,892	408,621

(1)	Amounts reflect a special one-time bonus awarded upon the successful completion of our initial public offering, or IPO, and negotiation of the restated collaboration agreement with Ucyclyd Pharma, Inc., or Ucyclyd.
(2)	Amounts reflect the grant date fair value of option awards in accordance with FASB ASC 718. For information regarding assumptions underlying the valuation of equity awards, see Note 11 to our consolidated financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Stock-Based Compensation” included in our Annual Report on Form 10-K/A. These amounts do not correspond to the actual value that will be recognized by the named executive officers.
(3)	Amounts represent amounts earned in 2012, which were paid during 2013, under our bonus program based upon achievement of performance goals and other factors deemed relevant by our Board and compensation committee. Our 2012 company objectives were related to development and regulatory milestones, commercial preparedness and financial objectives. For 2012, our chief executive officer’s annual performance bonus was determined solely based on attainment of company objectives, which our Board and compensation committee determined was appropriate given our chief executive officer’s responsibility for the overall direction and success of our business. The 2012 annual performance bonuses for each of the other named executive officers was based 75% on the achievement of company objectives and 25% on individual performance. For 2012, our compensation committee determined that the company’s objectives had been exceeded and that in combination with each named executive officer’s individual performance, Mr. Farrow and Ms. Nash were entitled to approximately 143% of his or her target bonus, Dr. Scharschmidt was entitled to 148% of his target bonus and Ms. Dickinson was entitled to 145% of her target bonus. Our compensation committee recommended to our Board that Mr. Santel receive 150% of his target bonus, which our Board approved.
(4)	Ms. Nash’s compensation reflects compensation for approximately 10 months of 2012.

Grants of Plan-Based Awards

The following table provides information concerning grants of plan based awards to each of our named executive officers during 2012.

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Target ($)
Donald J. Santel	4/16/2012	172,000	—	—	—
	4/16/2012	—	123,151	7.31	888,022
Jeffrey S. Farrow	4/16/2012	89,173	—	—	—
	4/16/2012	—	41,050	7.31	296,005
	10/16/2012	—	15,000	10.95	92,909
Bruce F. Scharschmidt, M.D.	4/16/2012	104,994	—	—	—
	4/16/2012	—	57,470	7.31	414,407
Klara A. Dickinson	4/16/2012	96,502	—	—	—
	4/16/2012	—	36,945	7.31	266,404
Christine A. Nash	4/16/2012	89,173	—	—	—
	4/16/2012	—	49,260	7.31	355,206

(1)	Amounts represent amounts payable under our bonus program assuming the full achievement of performance goals and other factors deemed relevant by our Board and compensation committee. Actual amounts to be paid are set forth under the heading “Executive Compensation — Summary Compensation Table.”
(2)	For option grants dated April 16, 2012, the exercise prices represent the fair value of our common stock as determined in good faith by our Board on the date of grant. For the option grant dated October 16, 2012, the exercise price represents the closing market price of our common stock on the date of grant.
(3)	Reflects the grant date fair value of each award computed in accordance with ASC 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K/A.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Sh)	Option Expiration Date
Donald J. Santel	169	—		327.95	9/3/2017
	224,211	—		1.28	11/2/2019
	326,503	—		1.28	11/2/2019
	16,620	23,270	(1)	4.08	4/14/2021
	84,837	38,314	(1)	7.31	4/15/2022
Jeffrey S. Farrow	17,960	6,670	(2)	1.28	4/14/2020
	17,961	6,669	(2)	1.28	6/29/2020
	22,160	31,024	(1)	4.08	4/14/2021
	17,185	23,865	(1)	7.31	4/15/2022
	625	14,375	(1)	10.95	10/15/2022
Bruce F. Scharschmidt, M.D.	191	—		327.95	3/31/2018
	27	—		327.95	4/21/2018
	546	15,304	(1)	4.08	4/14/2021
	20,213	37,257	(1)	7.31	4/15/2022
Klara A. Dickinson	169	—		327.95	8/30/2017
	27	—		327.95	4/21/2018
	80,131	—		1.28	11/2/2019
	9,385	13,140	(1)	4.08	4/14/2021
	6,157	30,788	(1)	7.31	4/15/2022
Christine A. Nash	91	—		327.95	8/30/2017
	18	—		327.95	4/21/2018
	56,157	—		1.28	11/2/2019
	13,628	19,081	(1)	4.08	4/14/2021
	14,767	34,493	(1)	7.31	4/15/2022

(1)	These options vest over four years in equal monthly installments.
(2)	These options vest 25% on the one year anniversary of the vesting commencement date and the remainder vest over the next three years in equal monthly installments.

Option Exercises and Stock Vested

The following table shows information regarding options that were exercised by our named executive officers during the year ended December 31, 2012. None of our named executive officers held any stock awards during the year ended December 31, 2012.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Donald J. Santel	—	—
Jeffrey S. Farrow	—	—
Bruce F. Scharschmidt, M.D.	43,843	430,100	(1)
	10,384	65,315	(2)
Klara A. Dickinson	—	—
Christine A. Nash	—	—

(1)	Represents the difference between (x) the aggregate market price of the shares on October 31, 2012, the date of exercise, as calculated using the last reported sale price on Nasdaq of $11.09 per share, and (y) the aggregate exercise price of the option, as calculated using a per share exercise price of $1.28.
(2)	Represents the difference between (x) the aggregate market price of the shares on November 20, 2012, the date of exercise, as calculated using the last reported sale price on Nasdaq of $10.37 per share, and (y) the aggregate exercise price of the option, as calculated using a per share exercise price of $4.08.

Pension Benefits

We did not maintain any plan providing for payments or other benefits at, following, or in connection with retirement, during the fiscal year ended December 31, 2012.

Nonqualified Deferred Compensation

We did not maintain any deferred compensation plans for any named executive officer for the year ended December 31, 2012.

Employment Agreements, Change in Control Agreements and Other Material Agreements

Employment Agreement and Offer Letter Agreements

We have offer letter agreements with all of our named executive officers other than Mr. Santel with whom we have entered into an employment agreement. These agreements were designed to be part of a competitive compensation package and keep our executive officers focused on our business goals and objectives. The agreements provide for base salaries, incentive compensation benefits and, in some cases, change of control and severance benefits and each component reflects the scope of each named executive officer’s anticipated responsibilities, the individual experience they bring to the company, the compensation committee and board members’ experiences and knowledge in compensating similarly situated individuals at other companies and reference to survey data.

Donald J. Santel. In April 2012, we entered into an employment agreement with Mr. Santel, which provides for an annual base salary of $430,000. Mr. Santel is also eligible for a discretionary bonus of up to 40% of his base salary, payable at the discretion of our Board or compensation committee. In the event that Mr. Santel’s employment is terminated without “cause” or if he terminates his employment for “good reason,” each as defined in the employment agreement, Mr. Santel will be entitled to receive the following severance benefits, subject to executing a general release of claims in favor of us:

•

payments equal to 18 months of his base salary at the highest annualized rate in effect at any time on or before his termination date payable in substantially equal installments in accordance with our normal payroll policies, less applicable withholdings, with such installments to commence on the first payroll period following the 60th day after the date of his termination of employment;

•

a lump sum payment equal to 1.5 times Mr. Santel’s target bonus for the year in which the termination occurred, payable on the first payroll period following the 60th day after the date of his termination of employment;

•	eighteen months of acceleration of any unvested equity awards; and

•

if elected by Mr. Santel, payment or reimbursement of COBRA premiums through the earlier of 18 months from his termination date, the date Mr. Santel and his covered dependents, if any, become eligible for group health insurance through another employer, or the date Mr. Santel becomes ineligible for COBRA coverage.

In addition, at Mr. Santel’s election, we will either pay a lump sum amount of $15,000 for outplacement assistance, tax planning, educational assistance, or similar transition support, or provide the same or similar services through a professional outplacement firm selected by us.

If there is a “qualifying termination,” as defined in the employment agreement, of Mr. Santel within 12 months of a change of control of the Company, Mr. Santel will be entitled to receive the following severance benefits, subject to executing a general release of claims in favor of us:

•

payments equal to 24 months of his base salary at the highest annualized rate in effect at any time on or before his termination date payable in substantially equal installments in accordance with our normal payroll policies, less applicable withholdings, with such installments to commence on the first payroll period following the 60th day after the date of his termination of employment;

•

a lump sum payment equal to two times Mr. Santel’s target bonus for the year in which the termination occurred, payable on the first payroll period following the 60th day after the date of his termination of employment;

•	full acceleration of any unvested equity awards; and

•

if elected by Mr. Santel, payment or reimbursement of COBRA premiums through the earlier of 18 months from his termination date, the date Mr. Santel and his covered dependents, if any, become eligible for group health insurance through another employer, or the date Mr. Santel becomes ineligible for COBRA coverage.

In addition, at Mr. Santel’s election, we will either pay a lump sum amount of $15,000 for outplacement assistance, tax planning, educational assistance, or similar transition support, or provide the same or similar services through a professional outplacement firm selected by us. Mr. Santel’s employment agreement also provides that in the event any payment or distribution, by any person who acquires ownership or effective control or ownership of a substantial portion of our assets within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, or the Code, would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax, or the excise tax, Mr. Santel shall be entitled to receive an additional payment in an amount equal to the full tax gross up.

Jeffrey S. Farrow. On November 12, 2009, we entered into an offer letter agreement with Mr. Farrow for the position of vice president, finance. Mr. Farrow was subsequently promoted to chief financial officer. Mr. Farrow’s offer letter agreement provides for an initial base salary of $200,000 and an option to purchase 24,630 shares of our common stock. Mr. Farrow is also eligible for a target bonus of 30% of his annual base salary based upon our performance. Mr. Farrow is eligible to participate in our employee benefit plans to the extent he is eligible for those plans, on the same terms as other similarly-situated executive officers.

Bruce F. Scharschmidt. On March 14, 2008, we entered into an offer letter agreement with Dr. Scharschmidt for the position of senior vice president and chief medical officer. Dr. Scharschmidt’s offer letter agreement provides for an initial base salary of $300,000 and an option to purchase 191 shares of our common stock. Dr. Scharschmidt is also eligible for a target bonus of 30% of his annual base salary based upon our performance. Dr. Scharschmidt is eligible to participate in our employee benefit plans to the extent he is eligible for those plans, on the same terms as other similarly-situated executive officers.

Klara A. Dickinson. On September 7, 2007, we entered into an offer letter agreement with Ms. Dickinson for the position of senior vice president, regulatory and compliance. Ms. Dickinson’s offer letter agreement provides for an initial base salary of $275,000, a one-time sign-on bonus of $25,000 and an option to purchase 169 shares of our common stock. Ms. Dickinson is also eligible for a target bonus of 30% of her annual base salary based upon our performance. Ms. Dickinson is eligible to participate in our employee benefit plans to the extent she is eligible for those plans, on the same terms as other similarly-situated executive officers.

Christine A. Nash. On September 7, 2007, we entered into an offer letter agreement with Ms. Nash for the position of senior director, marketing. Ms. Nash was subsequently promoted to senior vice president and chief commercial officer. Ms. Nash’s offer letter agreement provides for an initial base salary of $175,000, a one-time sign-on bonus of $15,000 and an option to purchase 91 shares of our common stock. Ms. Nash is also eligible for a target bonus of 30% of her annual base salary based upon our performance. Ms. Nash is eligible to participate in our employee benefit plans to the extent she is eligible for those plans, on the same terms as other similarly-situated executive officers.

Change of Control and Severance Agreements

We have entered into executive change of control and severance agreements, or the severance agreements, with each of our named executive officers other than Mr. Santel. These severance agreements provide that in the event the executive’s employment is terminated without “cause” or if he or she terminates his or her employment for “good reason,” as each is defined in the severance agreements, at any time, the executive will be entitled to receive the following severance benefits, subject to executing a general release of claims in favor of us:

•

payments equal to 12 months of the executive’s base salary as of the date of the executive’s termination payable in substantially equal installments in accordance with our normal payroll policies, less applicable withholdings, with such installments to commence on the first payroll period following the 60th day after the date of the executive’s termination of employment;

•

a lump sum payment equal to the executive’s target bonus for the year in which the termination occurred, payable on the first payroll period following the 60th day after the date of the executive’s termination of employment;

•	twelve months of acceleration of any unvested equity awards; and

•

if elected by the executive, payment or reimbursement of COBRA premiums through the earlier of 18 months from the executive’s termination date or the date the executive and his or her covered dependents, if any, become eligible for group health insurance through another employer.

In addition, at the executive’s election, we will either pay a lump sum amount of $15,000 for outplacement assistance, tax planning, educational assistance, or similar transition support, or provide the same or similar services through a professional outplacement firm selected by us.

If within 12 months following a change of control of the company, the executive’s employment is terminated without cause or he or she terminates his or her employment for good reason the executive will be entitled to receive the following severance benefits, subject to executing a general release of claims in favor of us:

•

payments equal to 12 months of the executive’s base salary as of the date of the executive’s termination payable in substantially equal installments in accordance with our normal payroll policies, less applicable withholdings, with such installments to commence on the first payroll period following the 60th day after the date of the executive’s termination of employment;

•

a lump sum payment equal to the executive’s target bonus for the year in which the termination occurred, payable on the first payroll period following the 60th day after the date of the executive’s termination of employment;

•	full acceleration of any unvested equity awards; and

•

if elected by the executive, payment or reimbursement of COBRA premiums through the earlier of 18 months from the executive’s termination date or the date the executive and his or her covered dependents, if any, become eligible for group health insurance through another employer.

In addition, at the executive’s election we will either pay a lump sum amount of $15,000 for outplacement assistance, tax planning, educational assistance, or similar transition support, or provide the same or similar services through a professional outplacement firm selected by us. The severance agreements also provide that in the event that the severance and other benefits provided for or otherwise payable to the executive constitute “parachute payments” within the meaning of Section 280G of the Code, then the executive’s severance benefits under the severance agreement will be reduced so that none of the payments constitute excess parachute payments for purposes of Section 280G of the Code.

Potential Payments Upon Termination or Change of Control

As discussed under the caption “Employment, Change of Control and Severance Agreements” above, we entered into employment, change of control and severance agreements with Messrs. Santel and Farrow, Dr. Scharschmidt, Ms. Dickinson and Ms. Nash. Assuming a termination event occurred on December 31, 2012, we have summarized and quantified the estimated payments under these agreements below.

Name	Benefit	Upon Termination Without Cause or For Good Reason — No Change of Control ($)	Upon Termination Without Cause — Change of Control ($)
Donald J. Santel	Salary Continuation(1)	645,000	860,000
	Lump Sum Payment(2)	258,000	344,000
	Option Acceleration(3)	291,043	574,973
	Continued Healthcare(4)	9,819	9,819
	Transition Support(5)	15,000	15,000

Jeffrey S. Farrow	Salary Continuation(1)	297,242	297,242
	Lump Sum Payment(2)	89,173	89,173
	Option Acceleration(3)	260,853	497,316
	Continued Healthcare(4)	20,978	20,978
	Transition Support(5)	15,000	15,000

Bruce F. Scharschmidt, M.D.	Salary Continuation(1)	349,979	349,979
	Lump Sum Payment(2)	104,994	104,994
	Option Acceleration(3)	104,262	300,320
	Continued Healthcare(4)	20,978	20,978
	Transition Support(5)	15,000	15,000

Klara A. Dickinson	Salary Continuation(1)	321,672	321,672
	Lump Sum Payment(2)	96,502	96,502
	Option Acceleration(3)	77,214	216,836
	Continued Healthcare(4)	20,978	20,978
	Transition Support(5)	15,000	15,000

Christine A. Nash	Salary Continuation(1)	297,242	297,242
	Lump Sum Payment(2)	89,173	89,173
	Option Acceleration(3)	107,772	300,352
	Continued Healthcare(4)	30,567	30,567
	Transition Support(5)	15,000	15,000

(1)	Amounts represent 12 months of base salary in effect as of December 31, 2012, for each named executive, except for Mr. Santel. For Mr. Santel, amounts represent 18 months of base salary in effect as of December 31, 2012, payable upon termination without cause or for good reason and 24 months of base salary payable upon a qualifying termination within 12 months of a change of control.
(2)	Amounts represent the eligible bonus for the year ended December 31, 2012, for each named executive officer, except for Mr. Santel. For Mr. Santel, amounts represent 1.5 times his eligible bonus payable upon termination without cause or for good reason and two times his eligible bonus payable upon a qualifying termination within 12 months of a change of control.
(3)

For each named executive officer except Mr. Santel, amounts represent the value of 12 months of acceleration of any unvested option upon termination without cause or for good reason, and the value of full acceleration of any option upon termination without cause or for good reason within 12 months in connection with a change of control. For Mr. Santel, amounts represent the value of 18 months of acceleration of any unvested option upon termination without cause or for good reason, and the value of full acceleration of any option upon a qualifying termination within 12 months of a change of control. The value of the option acceleration is calculated based on $11.28, the closing sales price for a share of our common stock on December 31, 2012, with respect to unvested option shares subject to acceleration minus the exercise price of these unvested option shares.
(4)	Amounts represent 18 months of continued health benefits for each named executive officer.
(5)	Amounts represent the right to receive, at the election of each named executive officer, either a lump sum amount of $15,000 for transition support, or the services of a professional outplacement firm selected by us.

DIRECTOR COMPENSATION

Cash and Equity Compensation

We maintain a non-employee director compensation policy, pursuant to which each non-employee director will receive an annual base retainer of $30,000. In addition, our non-employee directors will receive the following cash compensation for board services, as applicable:

•	the chairman of the Board and the lead director will each receive an additional annual retainer of $30,000 and $15,000, respectively;

•

each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, will receive an additional annual retainer of $7,500, $7,500 and $4,000, respectively; and

•	each chairperson of our audit, compensation and nominating and corporate governance committees will receive an additional annual retainer of $15,000, $10,000 and $7,750, respectively.

Beginning in April 2013, the annual base retainer was increased to $40,000, the additional annual retainer for each member of the audit committee was increased to $8,000 and the annual retainer for the chairperson of the audit committee was increased to $20,000.

All amounts will be paid in quarterly installments. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, during 2012, newly appointed non-employee directors received a one-time initial award of options to purchase 20,000 shares of our common stock which will vest monthly over a four-year period subject to the director’s continued service on the Board. Thereafter, each non-employee director will receive an annual award of options to purchase 12,000 shares of our common stock, which will vest on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board. Beginning in April 2013, newly appointed non-employee directors will receive a one-time initial award of options valued at $160,000, which will vest monthly over a four-year period subject to the director’s continued service on the Board. Thereafter, each non-employee director will receive an annual award of options valued at $115,000, which will vest on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board.

Director Compensation Table

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2012, for their service on our Board. Directors who are also our employees receive no additional compensation for their services as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards(2)(3) ($)	Total ($)
Gaurav Aggarwal, M.D.	12,500	29,600	42,100
David W. Gryska	48,125	29,600	77,725
Bo Jesper Hansen, M.D., Ph.D.	40,834	29,600	70,434
James I. Healy, M.D., Ph.D.	27,292	29,600	56,892
Robert Hopfner, Ph.D.	12,500	29,600	42,100
Jake R. Nunn	12,500	29,600	42,100
Bijan Salehizadeh, M.D.	12,500	29,600	42,100
Daniel G. Welch(1)	12,663	116,552	129,215
Lota S. Zoth	42,292	29,600	71,892

(1)	Mr. Welch joined our Board on August 23, 2012.
(2)

On April 16, 2012, the Board granted options to purchase 4,105 shares of our common stock to each director listed above with the exception of Mr. Welch, who received a grant of options to purchase 20,000 shares of our common stock upon his appointment to the Board. These options vest in 1/48th monthly installments. The following table provides the total number of options outstanding for each director as of December 31, 2012:

Name	Options Outstanding (#)
Gaurav Aggarwal, M.D.	15,960
David W. Gryska	15,960
Bo Jesper Hansen, M.D., Ph.D.	15,960
James I. Healy, M.D., Ph.D.	4,105
Robert Hopfner, Ph.D.	15,960
Jake R. Nunn	15,960
Bijan Salehizadeh, M.D.	15,960
Daniel G. Welch	20,000
Lota S. Zoth	16,015

(3)	Amounts reflect the grant date fair value of option awards granted in 2012 in accordance with ASC 718. For information regarding assumptions underlying the valuation of equity awards, see Note 11 to our consolidated financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Stock-Based Compensation” included in our Annual Report on Form 10-K/A. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Person Transactions

All related person transactions are reviewed and approved by our audit committee (or any other committee of the board consisting of independent directors) or our Board. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related party or entities in which the related person party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Other than the participation in our IPO, all of the transactions described below were entered into prior to the adoption of this policy and were approved by our Board.

Certain Related-Person Transactions

We describe below transactions and series of similar transactions, since January 1, 2012, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, holders of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under “Executive Compensation — Employment Agreements, Change in Control Agreements and Other Material Agreements” and “Director Compensation — Cash and Equity Compensation.”

Bridge Financing

In February 2012, pursuant to a bridge loan financing, we issued $7.5 million in aggregate principal amount of convertible promissory notes, or the February 2012 notes, to certain existing investors identified in the table below for an aggregate principal amount of $15.0 million and (ii) warrants in connection with the issuance of the February 2012 notes, or the February 2012 warrants, to purchase shares of our Series C-2 convertible preferred stock at an exercise price of $9.62 per share, subject to adjustments upon the occurrence of certain events, in an amount to be calculated based on 30% of the principal amount of the February 2012 notes. The February 2012 notes accrue interest at a rate of 6% per annum and have a maturity date of the earliest of (i) upon demand by the holders of 66% of the principal amount of the then-outstanding February 2012 notes, or the requisite consent, under certain circumstances, which demand may not be made earlier than December 31, 2012, or (ii) upon an event of default as described in each of the notes. The February 2012 notes cannot be prepaid, except on demand by the holders of such notes.

Immediately prior to the closing of our IPO, the February 2012 notes automatically converted into 771,933 shares of common stock at a conversion price equal to the IPO price of $10.00 per share.

The February 2012 warrants were issued with an exercise price of $9.62 per share. The February 2012 warrants contained a customary net issuance feature, which allowed the warrant holder to pay the exercise price of the warrant by forfeiting a portion of the exercised warrant shares with a value equal to the aggregate exercise price, and would terminate if not exercised prior to the closing our IPO. The February 2012 warrants automatically net exercised into 8,881 shares of common stock immediately prior to closing of our IPO.

The following table summarizes the participation in the bridge financing by holders of 5% or more of our capital stock and their affiliated entities:

Name	Aggregate Loan Amount ($)		Aggregate Shares of Common Stock Issued Upon Conversion of February 2012 notes(1) (#)	Aggregate Shares of Common Stock Issued Upon Conversion of Series C-2 Convertible Preferred Stock Issuable Upon Exercise of February 2012 warrants(2) (#)
Funds affiliated with Bay City Capital	1,424,846	(3)	146,583	1,687
Funds affiliated with Highland Capital Partners	1,489,867	(4)	153,270	1,762
Funds affiliated with New Enterprise Associates	1,725,188	(5)	177,481	2,043
Funds affiliated with Panorama Capital	949,897	(6)	97,722	1,125
Funds affiliated with Sofinnova Ventures	1,725,188	(7)	177,481	2,043

(1)	Represents shares of common stock issued upon the automatic conversion of the February 2012 notes immediately prior to the closing of our IPO.
(2)	Represents shares of common stock issued upon conversion of Series C-2 convertible preferred stock issuable upon the net exercise of the February 2012 warrants immediately prior to the closing of our IPO.
(3)	Includes one note held by Bay City Capital Fund V, L.P. with a principal amount of $1,398,201 and one note held by Bay City Capital Fund V Co-Investment Fund, L.P. with a principal amount of $26,645. Bay City Capital Management V LLC is the general partner of each of Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P. Dr. Robert Hopfner, a member of our Board, is a member of Bay City Capital Management V LLC.
(4)	Includes one note held by Highland Capital Partners VII Limited Partnership with a principal amount of $915,969, one note held by Highland Capital Partners VII-B Limited Partnership with a principal amount of $221,957, one note held by Highland Capital Partners VII-C Limited Partnership with a principal amount of $323,240 and one note held by Highland Entrepreneurs’ Fund VII Limited Partnership with a principal amount of $28,701. Collectively, Highland Capital Partners VII Limited Partnership, Highland Capital Partners VII-B Limited Partnership, Highland Capital Partners VII-C Limited Partnership and Highland Entrepreneurs’ Fund VII Limited Partnership are referred to herein as the Highland Investing Entities. Highland Management Partners VII Limited Partnership is the general partner of the Highland Investing Entities. Highland Management Partners VII, LLC is the general partner of Highland Management Partners VII Limited Partnership.
(5)	Consists of one note held by New Enterprise Associates 12, Limited Partnership with a principal amount of $1,725,188. Jake R. Nunn, a member of our Board, is a partner of New Enterprise Associates 12, L.P.
(6)	Consists of one note held by Panorama Capital, L.P. with a principal amount of $949,897.
(7)	Consists of one note held by Sofinnova Venture Partners VII, L.P. with a principal amount of $1,725,188. Sofinnova Management VII, L.L.C., is the general partner of Sofinnova Ventures VII, L.P. Dr. James I. Healy, a member of our Board, is a managing member of Sofinnova Management VII, L.L.C.

Ucyclyd Asset Purchase Agreement and Amended and Restated Collaboration Agreement

On March 22, 2012, we entered into a purchase agreement with Ucyclyd under which we purchased the worldwide rights to Ravicti and a restated collaboration agreement, under which Ucyclyd granted us an option to purchase Ucyclyd’s worldwide rights to BUPHENYL and AMMONUL at a fixed price at a future defined date, subject to Ucyclyd’s right to retain AMMONUL for a predefined price. The restated collaboration agreement superseded the collaboration agreement with Ucyclyd, dated August 23, 2007, as amended.

Participation in Our Initial Public Offering

The following table summarizes the participation in our IPO by certain directors and holders of 5% or more of our capital stock and their affiliated entities:

Participants	Common Stock Purchased in the IPO (#)	Aggregate Purchase Price ($)
5% Stockholders:
Funds affiliated with Bay City Capital(1)	487,000	4,870,000
Funds affiliated with Highland Capital Partners(2)	100,000	1,000,000
Funds affiliated with New Enterprise Associates(3)	500,000	5,000,000
Funds affiliated with Panorama Capital	550,000	5,500,000
Funds affiliated with Sofinnova Ventures(4)	563,000	5,630,000
Directors:
Dr. Gaurav Aggarwal	5,000	50,000

(1)	Consists of 477,893 shares of common stock purchased by Bay City Capital Fund V, L.P. and 9,107 shares of common stock purchased by Bay City Capital Fund V Co-Investment Fund, L.P. Bay City Capital Management V LLC is the general partner of each of Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P. Dr. Robert Hopfner, a former member of our Board, is a member of Bay City Capital Management V LLC.
(2)	Consists of 61,480 shares of common stock by Highland Capital Partners VII Limited Partnership, 14,898 shares of common stock purchased by Highland Capital Partners VII-B Limited Partnership, 21,696 shares of common stock purchased by Highland Capital Partners VII-C Limited Partnership and 1,926 shares of common stock purchased by Highland Entrepreneurs’ Fund VII Limited Partnership. Collectively, Highland Capital Partners VII Limited Partnership, Highland Capital Partners VII-B Limited Partnership, Highland Capital Partners VII-C Limited Partnership and Highland Entrepreneurs’ Fund VII Limited Partnership are referred to herein as the Highland Investing Entities. Highland Management Partners VII Limited Partnership is the general partner of the Highland Investing Entities. Highland Management Partners VII, LLC is the general partner of Highland Management Partners VII Limited Partnership.
(3)	Jake R. Nunn, a member of our Board, is a partner of New Enterprise Associates 12, L.P.
(4)	Sofinnova Management VII, L.L.C., is the general partner of Sofinnova Ventures VII, L.P. Dr. James I. Healy, a member of our Board, is a managing member of Sofinnova Management VII, L.L.C.

Other Transactions

We entered into various employment-related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the sections entitled “Executive Compensation — Employment Agreements, Change in Control Agreements and Other Material Agreements” and “Director Compensation — Cash and Equity Compensation.”

We entered into indemnification agreements with each of our current directors and officers. See “Executive Compensation — Limitation of Liability and Indemnification Agreements.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of common stock as of April 1, 2013, by (i) each director and nominee for director, (ii) each of the named executive officers listed in the Summary Compensation Table, (iii) all directors and executive officers as a group and (iv) each person who is known by us to beneficially own 5% or more of our outstanding common stock. Other than as set forth in this table, we are not aware of any individual or group that holds in excess of 5% of our outstanding common stock.

Information with respect to beneficial ownership is based upon information furnished to us by each director, executive officer or 5% or more stockholder, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 1, 2013. Options to purchase shares of our common stock that are exercisable within 60 days of April 1, 2013, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other persons’ ownership percentage. Unless otherwise indicated, to our knowledge, each stockholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 20,010,416 shares of our common stock outstanding as of April 1, 2013.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Hyperion Therapeutics, Inc., 601 Gateway Boulevard, Suite 200, South San Francisco, CA 94080.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class (Common Stock)
Named Executive Officers and Directors:
Donald J. Santel(1)	672,694	3.3%
Jeffrey S. Farrow(2)	85,483	*
Bruce F. Scharschmidt, M.D.(3)	118,202	*
Klara A. Dickinson(4)	99,869	*
Christine A. Nash(5)	89,882	*
James I. Healy, M.D., Ph.D.(6)	2,963,181	14.8%
David W. Gryska(7)	15,960	*
Bo Jesper Hansen, M.D., Ph.D.(8)	15,960	*
Jake R. Nunn(9)	15,960	*
Bijan Salehizadeh, M.D.(10)	15,960	*
Daniel G. Welch(11)	20,000	*
Lota S. Zoth(12)	16,015	*
All executive officers and directors as a group (12 persons)	4,129,166	19.6%
5% Stockholders
Entities affiliated with Bay City Capital(13)	2,452,894	12.3%
Entities affiliated with Highland Capital Partners(14)	2,159,521	10.8%
New Enterprise Associates 12, Limited Partnership(15)	2,884,221	14.4%
Panorama Capital, L.P.(16)	1,488,478	7.4%
Sofinnova Venture Partners VII, L.P.(17)	2,947,221	14.7%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Consists of (a) 662,530 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2013, and (b) 10,164 shares of common stock held by the Donald J. Santel and Kelly L. McGinnis, Trust UA 12/19/08 FBO Margaret Cate Santel.

(2)	Consists solely of 85,483 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2013.
(3)	Consists of (a) 54,227 shares of common stock held by Dr. Scharschmidt, (b) 37,766 shares of common stock held by Bruce Frederick Scharschmidt and Peggy Sue Crawford Family Trust dated October 9, 2001 and (c) 26,209 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2013.
(4)	Consists of (a) 283 shares of common stock and (b) 99,586 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2013.
(5)	Consists of (a) 98 shares of common stock and (b) 89,784 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2013.
(6)	Consists of (a) 11,855 shares of common stock held by Dr. Healy, (b) 4,105 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2013, and (c) 2,947,221 shares held by Sofinnova Venture Partners VII, L.P. Dr. Healy is a managing member of Sofinnova Management VII, L.L.C., the general partner of Sofinnova Venture Partners VII, L.P., and may be considered to have beneficial ownership of Sofinnova Venture Partners VII, L.P.’s interest in us. Dr. Healy disclaims beneficial ownership of all shares held by Sofinnova Venture Partners VII, L.P., except to the extent of his pecuniary interest therein.
(7)	Consists solely of 15,960 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2013.
(8)	Consists solely of 15,960 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2013.
(9)	Consists solely of 15,960 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2013.
(10)	Consists solely of 15,960 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2013.
(11)	Consists solely of 20,000 shares of common stock issuable upon exercise of stock options within 60 days of April 1, 2013.
(12)	Consists solely of 16,015 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2013.
(13)	Consists of (a) 45,865 shares held by Bay City Capital Fund V Co-Investment Fund, L.P., or BCC Co-Investment, and (b) 2,407,029 shares held by Bay City Capital Fund V, L.P, or BCC V. The voting and dispositive decisions with respect to the shares held by BCC Co-Investment and BCC V are made by the following members of the investment committee of its general partner, Bay City Capital Management V LLC: Fred Craves, Carl Goldfischer, Lionel Carnot, Jeanne Cunicelli, William Gerber, Douglas Given and Dayton Misfeldt, each of whom disclaims beneficial ownership of such shares, except to the extent of his or her actual pecuniary interest therein. The address for the funds affiliated with Bay City Capital is 750 Battery St., Suite 400, San Francisco, CA 94111.
(14)	Consists of (a) 1,327,684 shares held by Highland Capital Partners VII Limited Partnership, (b) 321,720 shares held by Highland Capital Partners VII-B Limited Partnership, (c) 468,526 shares held by Highland Capital Partners VII-C Limited Partnership, and (d) 41,591 shares held by Highland Entrepreneurs’ Fund VII Limited Partnership.

Highland Management Partners VII Limited Partnership is the general partner of the Highland Investing Entities. Highland Management Partners VII, LLC is the general partner of Highland Management Partners VII Limited Partnership. The voting and dispositive decisions with respect to the shares held by the Highland Investing Entities are made by the following members, who are also managers, of Highland Management Partners VII, LLC, as the general partner of the general partner of each of the Highland Investing Entities: Robert F. Higgins, Paul A. Maeder, Daniel J. Nova, Sean M. Dalton, Robert J. Davis, Fergal J. Mullen and Corey M. Mulloy, each of whom disclaims beneficial ownership of such shares, except to the extent of each such member’s actual pecuniary interest therein. Each of Highland Management Partners VII Limited Partnership and Highland Management Partners VII, LLC disclaims beneficial ownership of the shares of the Highland Investing Entities, except to the extent of each such entity’s actual pecuniary interest therein. The address for the Highland Investing Entities and their related general partners and managing members is One Broadway, 16th Floor, Cambridge, MA 02142.

(15)	Consists solely of 2,884,221 shares held by New Enterprise Associates 12, Limited Partnership. NEA Partners 12, Limited Partnership is the general partner of New Enterprise Associates 12, Limited Partnership. NEA 12 GP, LLC is the general partner of NEA Partners 12, Limited Partnership. The voting and dispositive decisions with respect to the shares held by New Enterprise Associates 12, Limited Partnership, are made by NEA Partners 12, Limited Partnership, NEA 12 GP, LLC and the following members of NEA 12 GP, LLC as the general partner of the general partner of New Enterprise Associates 12, Limited Partnership: M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna Kolluri, C. Richard Kramlich, Charles W. Newhall III, Mark W. Perry and Scott D. Sandell, each of whom disclaims beneficial ownership of such shares, except to the extent of his or her actual pecuniary interest therein. Each of NEA 12 GP, LLC and NEA Partners 12, Limited Partnership disclaims beneficial ownership of such shares except to the extent of its actual pecuniary interest therein. The address for the funds affiliated with New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(16)	Consists solely of 1,488,478 shares held by Panorama Capital, L.P. The voting and dispositive decisions with respect to the shares held by Panorama Capital, L.P., are made by the following Managing Members of its general partner, Panorama Capital Management, LLC: Christopher J. Albinson, Rodney A. Ferguson, Shahan D. Soghikian, and Damion Wicker, each of whom disclaims beneficial ownership of such shares, except to the extent of his or her actual pecuniary interest therein. The address for the funds affiliated with Panorama Capital is 2440 Sand Hill Road, Suite 302, Menlo Park, CA 94025.
(17)	Consists solely of 2,947,221 shares held by Sofinnova Venture Partners VII, L.P. The voting and dispositive decisions with respect to the shares held by Sofinnova Venture Partners VII, L.P., are made by the following managing members of its general partner, Sofinnova Management VII, L.L.C.: Dr. James I. Healy, Dr. Michael F. Powell and Eric P. Buatois, each of whom disclaims beneficial ownership of such shares, except to the extent of his or her actual pecuniary interest therein. The address for the funds affiliated with Sofinnova Venture Partners VII, L.P., Sofinnova Management VII, L.L.C., and its managing members, is 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the Securities and Exchange Commission their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on its review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2012, all Section  16(a) filing requirements applicable to our executive officers and directors during fiscal 2012 were met.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2006 Equity Incentive Plan(1)	1,661,522	$3.72	—
2012 Omnibus Incentive Plan	267,232	$10.60	907,908
Equity compensation plans not approved by security holders	—	—	—

Total	1,928,754	$4.67	907,908

(1)	The 2006 Equity Incentive Plan was terminated in 2012, and any shares remaining available for future grants and options forfeitures have been allocated to the 2012 Omnibus Incentive Plan.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:

Hyperion Therapeutics, Inc.

Attn: Jeffrey S. Farrow, Secretary

601 Gateway Boulevard, Suite 200

South San Francisco, CA 94080

Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board.

By Order of the Board of Directors,

Jeffrey S. Farrow

Chief Financial Officer and Secretary

South San Francisco, California

April 22, 2013

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS	Please mark your votes like this	☒

							FOR	AGAINST	ABSTAIN
1.	Election of two (2) directors		FOR all Nominees	WITHHOLD AUTHORITY for all Nominees	FOR all except (see instructions below)	2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
NOMINEES:
	(1)	Bijan Salehizadeh, M.D.	☐	☐	☐
	(2)	Donald J. Santel
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR all except” and write the name of such individual for whom you wish your vote to be withheld below:

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	,	2013.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

Hyperion Therapeutics, Inc.

VOTE BY INTERNET OR TELEPHONE QUICK * * * EASY * * * IMMEDIATE

As a stockholder of Hyperion Therapeutics, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 28, 2013.

Vote Your Proxy on the Internet:	OR	Vote Your Proxy by Phone:	OR	Vote Your Proxy by mail:
Go to www.cstproxyvote.com		Call 1 (866) 894-0537
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

PROXY

This proxy is solicited on behalf of the Board of Directors

Hyperion Therapeutics, Inc.

Annual Meeting of Stockholders - May 29, 2013

The undersigned appoints James I. Healy and Donald J. Santel as proxies, with the power to appoint his substitute, and authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Hyperion Therapeutics, Inc. held of record by the undersigned at the close of business on April 12, 2013, at the Annual Meeting of Stockholders of Hyperion Therapeutics, Inc. to be held on May 29, 2013, at 8:30 a.m. Pacific Time, at 601 Gateway Blvd., Suite 940, South San Francisco, CA 94080, or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND THE PROPOSAL NO. 2.

(Continued, and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held on May 29, 2013

The proxy statement and the 2012 Annual Report to Stockholders are available at http://www.cstproxy.com/hyperiontx/2013